EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 54 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 33-1121) of my opinion dated July 24, 2008, which was filed as Exhibit (i) to Post-Effective Amendment No. 53.

/s/ Christopher Sechler Christopher Sechler, Esq.

July 23, 2009 Boston, Massachusetts

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